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                                                               Exhibit 10 (i)(i)

                         BECTON, DICKINSON AND COMPANY


                      RETIREMENT BENEFIT RESTORATION PLAN


                    Restatement effective November 27, 2000
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                               TABLE OF CONTENTS

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                                                                         PAGE
SECTION 1    Purpose and Effective Date...................................  1
SECTION 2    Definitions..................................................  2
SECTION 3    Participation................................................  5
SECTION 4    Restoration Plan Benefits....................................  6
SECTION 5    Vesting and Payment..........................................  7
SECTION 6    Source of Payment............................................  9
SECTION 7    Administration and Interpretation of the Plan................ 10
SECTION 8    Amendment and Termination.................................... 12
SECTION 9    Designation of Beneficiaries................................. 13
SECTION 10   General Provisions........................................... 14

                         Becton, Dickinson and Company
                      Retirement Benefit Restoration Plan

                                   SECTION 1

                          Purpose and Effective Date


1.1 The purpose of the Becton, Dickinson and Company Retirement Benefit Restoration Plan is to provide for the payment to participating employees of the benefits that cannot be paid to them under the Becton, Dickinson and Company Retirement Plan on account of certain of the benefit limitations required under such Plan by the Internal Revenue Code and to provide for certain other benefits that may be provided for in an Agreement between the Company and a covered Employee.

1.2 This Plan was originally effective October 1, 1989, and it was subsequently amended and restated effective November 22, 1994. Effective November 27, 2000, the Plan is further amended and restated as set forth herein.

                                   SECTION 2

                                  Definitions


When used herein, the following terms shall have the following meanings:

2.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.2 "Agreement" means an agreement entered into between an eligible Employee and the Company, as agreed to by the Compensation and Benefits Committee of the Board of Directors of the Company (or any committee successor thereto), to participate in this Plan and delineating certain terms and conditions with respect to such participation including (but not limited to) the benefits (if any) that are to be provided to the eligible Employee in lieu of or in addition to the benefits described under the terms of this Plan.

2.3  "Beneficiary" means the beneficiary who, pursuant to the provisions of
     Section 9, is to receive the amount, if any, payable under this Plan upon the death of a Participant.

2.4 "Board of Directors" or "Board" means the Board of Directors of the Company.

2.5  "Change in Control" of the Company means any of the following events:

       (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this
            Section 2.5, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
            (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 2.5(iii)(A), 2.5(iii)(B) and 2.5(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the

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             Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof;

       (ii) Individuals who, as of April 24, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 24, 2000 whose election, or nomination for election as a director by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

       (iii) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

       (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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

2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to a Code Section shall be deemed to refer to any successor provision of the Code, as appropriate.

2.7 "Committee" means the Retirement Benefit Restoration Plan Committee designated by the Board of Directors to administer the Plan pursuant to
      Section 7.

2.8 "Company" means Becton, Dickinson and Company, a New Jersey corporation, or any successor under the provisions of Section 10.2.

2.9   "Employee" means an employee of an Employer.

2.10 "Employer" means the Company and any subsidiary or affiliate of the Company that becomes an Employer in accordance with Section 10.1.

2.11 "Participant" means any employee of an Employer who is entitled to participate in the Plan in accordance with Section 3.

2.12 "Plan" means the Becton, Dickinson and Company Retirement Benefit Restoration Plan as set forth herein and as amended and restated from time to time and in any Agreement.

2.13 "Retirement Plan" means the Becton, Dickinson and Company Retirement Plan, as it may be amended and restated from time to time.

2.14 "Termination of Employment" means the termination of a Participant's employment with the Company and all subsidiaries and affiliates of the Company.

2.15  "Total Compensation" means Total Compensation under the Retirement Plan.

                                   SECTION 3

                                 Participation


3.1 Unless the Committee determines otherwise or unless otherwise provided in an Agreement, any Employee who participates in the Retirement Plan and whose benefits under the Retirement Plan are limited pursuant to the provisions included in the Retirement Plan in order to comply with Code Sections 401(a)(17) or 415, shall be a Participant in this Plan with respect to benefits payable under Section 4.1.

3.2 The participation of any Participant may be suspended or terminated by the Committee at any time, but no such suspension or termination shall operate to reduce any benefits accrued by the Participant under the Plan prior to the date of suspension or termination.

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

                                   SECTION 4

                           Restoration Plan Benefits


4.1 Subject to the terms of a Participant's Agreement, if any, a Participant's benefits hereunder shall equal the excess (if any) of (i) the benefit that would have been payable under the Retirement Plan in respect of the Participant in the absence of the provisions included in the Retirement Plan in order to comply with Sections 401(a)(17) and 415 of the Code, over
     (ii) the benefit actually payable in respect of the Participant under the Retirement Plan.

4.2 In the event of the death of a Participant before benefits have commenced to be paid hereunder (a pre-retirement death), and subject to the terms of a Participant's Agreement, if any, the Participant's Beneficiary shall be entitled to a benefit equal to the excess (if any) of (i) the benefit that would have been payable under the Retirement Plan to the Beneficiary on account of the Participant's death in the absence of the provisions included in the Retirement Plan in order to comply with Sections 401(a)(17) and 415 of the Code, over (ii) the benefit actually payable to the Beneficiary on account of the Participant's death under the Retirement Plan.

4.3 The calculations made in Sections 4.1 and 4.2 shall reflect the applicable adjustments under the Retirement Plan for early commencement and the form of benefit.

                                   SECTION 5

                              Vesting and Payment


5.1 No amount shall be payable to a Participant or his or her Beneficiary under the Plan to the extent it represents benefits that would have been forfeited under the vesting provisions of the Retirement Plan if payable thereunder, unless provided otherwise in an Agreement, if any.

5.2 Except as provided in Sections 5.4, 5.5, 5.6 and 5.7, or a Participant's Agreement, if any, Plan benefits shall be paid to a Participant at such time and in such form as determined in accordance with procedures adopted and approved by the Compensation and Benefits Committee of the Board of Directors of the Company (or any committee successor thereto).

5.3 Subject to Section 5.5, and unless provided otherwise in a Participant's Agreement, if any, the amount of any lump-sum payment in respect of a Participant (or Beneficiary) hereunder shall equal the actuarial present value (at the time payment becomes due) of the Participant's (or Beneficiary's) Plan benefit, based on the Applicable Interest Rate and the Applicable Mortality Table (as such terms are defined in the Retirement
     Plan) used under the Retirement Plan for calculating the present value of optional forms of payment at the time payment is due under the Plan.

5.4 Notwithstanding the provisions of Section 5.2 (and any procedures adopted thereunder), and unless provided otherwise in a Participant's Agreement, if any, the Plan benefits payable to a Beneficiary on account of a Participant's death before benefits have been paid or commenced to be paid hereunder (a pre-retirement death) shall be paid to the Participant's Beneficiary in a cash lump sum as soon as practicable following the earliest date that any such pre-retirement death benefit would otherwise be payable to such Beneficiary under the Retirement Plan (whether or not such Retirement Plan benefit is actually paid or commenced at such date).

5.5 Notwithstanding the provisions of Section 5.2 (and any procedures adopted thereunder), and unless provided otherwise in a Participant's Agreement, if any, each Participant's Plan benefits shall (to the extent not previously paid or commenced to be paid) be paid to the Participant in a cash lump sum as soon as practicable, but not later than 45 business days, after the Participant's Termination of Employment following a Change in Control.
     Such lump sum shall be determined as the present value of the accrued pension payable at the Participant's Normal Retirement Date (as defined under the Retirement Plan).

5.6 Notwithstanding the provisions of Section 5.2 (and in accordance with any procedures adopted thereunder), and unless provided otherwise in a Participant's Agreement, if any, a Participant who terminates employment on account of a

     Disability Retirement (as determined under the Retirement Plan) may make a written request to the Committee to receive payment of his entire Plan benefit in a single lump sum as soon as practicable thereafter; provided however, that payment to a Participant under this Section 5.6 shall only be made if the Committee, in its sole and absolute discretion, determines to make such payment. Any decision by the Committee hereunder shall be final and binding. If a Participant's request is denied, payment of the Participant's Plan benefits shall be made in accordance with the otherwise applicable provisions of the Plan (and any procedures then in effect).

5.7 Notwithstanding any other provision of this Plan, the Committee may defer the distribution of any Plan benefits to a Participant if the Committee anticipates that the amount of such Plan benefits, or any portion thereof, would be nondeductible for corporate income tax purposes to the Company pursuant to Section 162(m) of the Code.

                                   SECTION 6

                               Source of Payment


6.1 All benefits provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such benefits shall
                                   --------  -------
     be reduced by the amount of any payments made to the Participant or his or her Beneficiary from any trust or special or separate fund established by the Company, to the extent such trust or fund is intended to assure the payment of such benefits. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure the payment of Plan benefits, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participant and his or her Beneficiary shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan or any Agreement, and no action taken pursuant to the provisions of the Plan or any Agreement, shall create or be construed to create a trust of any kind between the Company and any Participant or Beneficiary. To the extent that any Participant or Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                                   SECTION 7

                 Administration and Interpretation of the Plan


7.1 Prior to a Change in Control, the Plan shall be administered by the Committee appointed by the Board of Directors to administer the Plan. The Committee shall have full discretion, power and authority to interpret, construe and administer the Plan, to provide for claims review procedures, and to review claims for benefits under the Plan. After a Change in Control, the trustee of any grantor trust established for the purpose of accumulating funds to satisfy the obligations incurred by the Company under this Plan shall administer the Plan and shall have the same privileges and rights as given to the Committee prior to a Change in Control. The Committee's interpretations and constructions of the Plan and the actions taken thereunder by the Committee shall be binding and conclusive on all persons and for all purposes.

7.2 To the extent that the Plan provides benefits which would be provided under the Retirement Plan but for the limitations imposed by Section 415 of the Code, the Plan is intended to be an "excess benefit plan" within the meaning of the Act. To the extent that the Plan provides other benefits, the Plan is intended to be a separate, unfunded deferred compensation plan "for a select group of management or highly compensated employees" within the meaning of the Act. Each provision of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall, to the extent, be disregarded.

7.3 The Committee shall establish and maintain Plan records and may arrange for the engagement of such accounting, actuarial or legal advisors, who may be advisors to the Company, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such advisors engaged by the Committee and may delegate to any agent or to any sub-committee or member of the Committee its authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee.

7.4 To the maximum extent permitted by law, no member of the Board of Directors or the Committee shall be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf in his or her legal capacity as a member of the Board of Directors or the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Board of Directors or the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                                   SECTION 8

                           Amendment and Termination


8.1 The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action.

                                   SECTION 9

                         Designation of Beneficiaries


9.1 A Participant's Beneficiary under this Plan shall be the person designated by the Participant (in accordance with rules and procedures established by the Committee) to receive benefits hereunder, if any, in the event of the Participant's death after distributions have commenced. Notwithstanding the foregoing, in the absence of an effective Beneficiary designation and, in all events, in the case of the death of a Participant before benefit commencement, the Participant's Beneficiary under this Plan shall be the person or persons who would receive the benefit payable upon the Participant's death if paid under the Retirement Plan instead of this Plan.

9.2 If the Committee is in doubt as to the right of any person to receive an amount payable upon a Participant's death, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                  SECTION 10

                              General Provisions


10.1 Any subsidiary or affiliate of the Company may, upon approval by the Committee, adopt the Plan and become an Employer under the terms of the Plan. Each Employer shall bear the costs of the benefits provided under the Plan with respect to persons employed by it (subject to the allocation of costs among Employers by the Committee, in the case of Participants employed by more than one Employer).

10.2 This Plan shall be binding upon and inure to the benefit of the Company, its subsidiaries and affiliates, and their successors and assigns and the Participant, his or her Beneficiary or designees and his or her estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

10.3 Neither the Plan nor any action taken hereunder shall be construed as giving to a Participant or any employee the right to be retained in the employ of an Employer or any other subsidiary or affiliate of the Company or as affecting the right of an Employer or such a subsidiary or affiliate to dismiss any Participant or employee with or without cause.

10.4 The Company may provide for the withholding from any benefits payable under this Plan all Federal, state, city or other taxes as shall be appropriate pursuant to any law or governmental regulation or ruling and may delay the payment of any benefit until the Participant or Beneficiary provides payment to the Company of all applicable withholding taxes.

10.5 No right to any amount payable at any time under the Plan may be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except as provided expressly herein as to payments to a Beneficiary or as may otherwise be required by law.

10.6 If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his or her affairs because of illness or accident, or had died, then the Committee, if it so elects, may direct that any payment due him or her or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his or her spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Company, the Plan or the Committee or any member, officer or employee thereof.

10.7 All elections, designations, requests, notices, instructions, and other communications from a Participant, Beneficiary or other person to the Committee or the Company pursuant to the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

10.8 The benefits payable under this Plan shall be in addition to all other benefits provided for employees of the Company.

10.9 The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

10.10 To the extent not preempted by Federal law, this Plan shall be governed by the laws of the State of New Jersey, without regard to the principles of conflict of laws thereof, as from time to time in effect.